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Exhibit 21

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of December 31, 2011

Entity name	Jurisdiction of incorporation or organization	Names under which the entity does business
397499 British Columbia Ltd.	British Columbia
Administradora de Informacion Ltda	Chile
Archirex Iratkezelö, Tanácsadó és Szolgáltató Kft	Hungary
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Britannia Data Management Limited	England and Wales
Custodia de Documentos Limitada	Chile
Custodia S.O.S. SA	Chile
Data Destroy 2006 Limited	Ireland
Docu Guard Holding Limited	Cyprus
Iron Mountain d.o.o. Beograd	Serbia
File-Safe Limited	England and Wales
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron MountaIn Shredding
Horanross Limited	Ireland	Iron Mountain
IM EES Sp. Z.O.O.	Poland	Iron Mountain
IMI Holding Italia SpA	Italy
IMSA Peru SRL	Peru	Iron Mountain
IndexInfo Services Pty Ltd.	India	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain (UK) Limited	England and Wales
Iron Mountain A/S (*minority interest held)	Denmark	Iron Mountain
Iron Mountain Alberta Company ULC	Alberta
Iron Mountain Anamnis GDM SAS	France
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S. (*minority interest held)	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Australia Holdings Pty. Ltd.	Australia
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Austria Archivierung G.m.b.H.	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM BVBA	Belgium
Iron Mountain BPM International S.a.r.l.	Luxembourg

Entity name	Jurisdiction of incorporation or organization	Names under which the entity does business
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS LLC	Russia	Iron Mountain
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain do Brasil Ltda.	Brazil	Iron Mountain
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Information Management (Luxembourg) S.C.S	Luxembourg
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain France SAS	France	Iron Mountain
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services
Iron Mountain Global Holdings, LLC	Delaware
Iron Mountain Global, L.L.C.	Delaware
Iron Mountain Group (Europe) Limited	England and Wales
Iron Mountain Hellas SA	Greece
Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain India Private Limited	India	Iron Mountain
Iron Mountain Information Management Co. Ltd.	Taiwan
Iron Mountain Information Management, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Ireland (Holdings) Ltd.	Ireland
Iron Mountain Ireland Ltd.	Ireland
Iron Mountain Italia SpA	Italy	Iron Mountain
Iron Mountain Livingston Limited	England and Wales
Iron Mountain Luxembourg S.A.R.L.	Luxembourg
Iron Mountain Magyarorszaq kft	Hungary
Iron Mountain Mayflower Ltd.	England and Wales	Iron Mountain
Iron Mountain MDM Limited	England and Wales

Entity name	Jurisdiction of incorporation or organization	Names under which the entity does business
Iron Mountain Mexico, S de R.L. de C.V.	Mexico
Iron Mountain Nederland (Holdings) B.V.	Netherlands	Iron Mountain
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Participaton SA	France	Iron Mountain
Iron Mountain Peru S.A.	Peru
Iron Mountain PLE Limited	England and Wales	Iron Mountain
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain Polska Sp. Z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain Sdn Bhd	Malaysia	Iron Mountain
Iron Mountain Secure Shredding Ltd.	England and Wales
Iron Mountain Shanghai Co. Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia s.r.o.	Slovakia
Iron Mountain South America Ltd.	Cayman Islands	Iron Mountain
Iron Mountain SRL	Romania
Iron Mountain Statutory Trust—1998	Connecticut
Iron Mountain Statutory Trust—1999	Connecticut
Iron Mountain Statutory Trust—2001	Connecticut
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain Southeast Asia Holdings Ltd.	Hong Kong
Iron Mountain Ukraine LLC	Ukraine
Kelman Data Management LLC (*minority interest held)	Delaware
Kelman Data Management LP (*minority interest held)	Alberta
Kelman Data Management GP, Inc. (*minority interest held)	Alberta
Kestrel Data Services Limited	England and Wales
Marshgate Morangis S.a.r.l.	Luxembourg
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Iron Mountain Services Private Limited f/k/a Mountain Software Services Private Limited	India
Nettlebed Acquisition Corp.	Delaware
New Horizon Core Storage Ltd.	Alberta
Record Data Limited	Ireland

Entity name	Jurisdiction of incorporation or organization	Names under which the entity does business
Secure Paper Services Pty. Ltd.	Australia
Silver Sky Limited	Jersey Channel Islands
Sispace AG (*minority interest held)	Switzerland	Iron Mountain
Sistemas de Archivo Corporativo, S de R.L. de C.V.	Mexico
Sistemas de Archivo de Mexico, S de R.L. de C.V.	Mexico
Storbox SA	Chile	Iron Mountain
The Imaging Centre Pty. Ltd.	Australia
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
Venues Australia Pty. Ltd.	Australia

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  Exhibit 21
IRON MOUNTAIN INCORPORATED SCHEDULE OF SUBSIDIARIES as of December 31, 2011